Exhibit 23.2

               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-88502) of our report dated February 27, 2005, relating to the financial statements for the year ended December 31, 2004, which appears in the Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
Miami, Florida
March 30, 2005